EXHIBIT 107

Royalty Management Holding Corporation

(Exact name of Registrant as Specified in its Charter)

Table 1 -

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Stock, par value $0.0001 per share	457(o)	(1)(2)		(1)(2)	0.0000927	(1)(3)
	Equity	Warrants to purchase Common Stock	457(o)	(1)(2)		(1)(2)	0.0000927	(1)(3)
	Equity	Common Stock issuable upon exercise of warrants	457(o)	(1)(2)		(1)(2)	0.0000927	(1)(3)

		Total Offering Amounts				$50,000,000.00	0.0000927	$4,635.00
		Total Fees Previously Paid						$14,940.29
		Net Fee Due						$0.00

(1)

There is being registered hereunder such indeterminate number or amount of common stock, warrants, and common stock underlying the warrants, as may from time to time be issued by the registrant, which collectively shall have an aggregate initial offering price not to exceed $50,000,000. This registration statement also covers an indeterminate number of securities that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Pursuant to Rule 416 under the Securities Act, the shares of common stock and warrants being registered hereunder include such indeterminate number of shares of common stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.

(3)

The registration fee of $4,635.00 is calculated in accordance with Rule 457(a) of the Securities Act. Pursuant to Rule 457(p), the registrant hereby offsets the registration fee required in connection with this filing by the full amount, represented by the remaining balance from the $14,940.29 registration fee previously paid by the registrant with respect to $161,168,220.55 of unsold securities previously registered on a registration statement on Form S-1 (Registration No. 333-275528) (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission on November 13, 2023 and is terminated. Pursuant to Rule 457(p) under the Securities Act, the $4,635.00 filing fee currently due in connection with this filing is offset by the $14,940.29 remaining balance for such unsold securities under the Prior Registration Statement resulting in no net fee due with this filing.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Royalty Management Holding Corporation (RMCO)	S-1	333-275528	11/13/2023		$14,940.29	Equity	Common stock	18,513,841	$161,168,220.55
Fee Offset Sources	-	-	-		-						$4,635.00